Exhibit 3.7

ARTICLES OF AMENDMENT

OF

COX LUMBER CO.

The undersigned corporation, in accordance with the Florida General Corporation Act and its Articles of Incorporation, hereby adopts the following Articles of Amendment:

1.        Corporation Name:  The name of the Corporation is: Cox Lumber Co.

2.        Amendments:  The following two amendments shall be made to the Articles of Incorporation of Cox Lumber Co.:

AMENDMENT NUMBER ONE:        Article VII of this Corporation’s Articles of Incorporation is hereby amended in its entirety so as to read, after amendment, as follows:

ARTICLE VII

The Corporation shall have three (3) Directors initially. The number of Directors may be increased or diminished from time to time as provided in the Bylaws, but shall never be less than one (1).

AMENDMENT NUMBER TWO:  The following Article XI shall be added to the Corporation’s Articles of Incorporation:

ARTICLE XI

The Corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

4.        Adoption.  The Amendments have been adopted by written consent of all of the directors and all of the shareholders of the Corporation on Nov. 10, 1989, pursuant to Section 607.181(3).

5.        Effective Date.  The Amendment shall become effective upon filing with the Florida Secretary of State.

IN WITNESS WHEREOF, the undersigned have executed and signed these Articles of Amendment on behalf of the corporation this 10th day of November, 1989.

COX LUMBER CO.

By:	/s/ Robert E. Fehr
Robert E. Fehr, as President

Attest:	/s/ Pauline E. Tibbetts
Pauline E. Tibbetts, as Secretary

STATE OF FLORIDA

COUNTY OF PINELLAS

The foregoing Articles of Amendment were acknowledged before me this 10th day of November, 1989, by ROBERT E. FEHR, as President, and PAULINE E. TIBBETTS, as Secretary of COX LUMBER CO., a Florida corporation, on behalf of the corporation.

/s/ Mary A. Dial
Notary Public – State of Florida

My Commission Expires: DEC. 29, 1991

2

ARTICLES OF AMENDMENT

OF

COX LUMBER CO.

The undersigned corporation, in accordance with the Florida General Corporation Act and its Bylaws, hereby adopts the following Articles of Amendment:

ARTICLE I

The name of the corporation is: Cox Lumber Co.

ARTICLE II

Article III of this corporation’s Articles of Incorporation is hereby amended in its entirety so as to read, after amendment, as follows:

ARTICLE III

The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is as follows:

COMMON

700,000 shares of $0.01 par value common stock.

PREFERRED

50,000 shares of $0.01 par value. This class shall have a dividend preference of $8.00 per share per annum, NON-CUMULATIVE, NON-CONVERTIBLE. The holders of preferred stock shall not be entitled to vote, except that, if the Corporation shall fail to make annual preferred stock dividend payments in at least three (3) of six (6) consecutive calendar years, then each one (1) share of preferred stock shall have the same voting rights as one (1) share of common stock. Holders of preferred stock shall be entitled to $100.00 per share in liquidation, and do not share in dividends after preference.

ARTICLE III

The Amendment has been adopted by all of the Directors and all of the Shareholders of the corporation on December 23, 1981.

IN WITNESS WHEREOF, the undersigned have executed and signed these Articles of Amendment on behalf of the corporation this 23rd day of December, 1981.

COX LUMBER CO.

By:	/s/ Linton N. Tibbetts
Linton N. Tibbetts, President

ATTEST:

/s/ Pauline E. Tibbetts
Pauline E. Tibbetts, Secretary

STATE OF FLORIDA

COUNTY OF PINELLAS

The foregoing instrument was acknowledged before me this 23rd day of December, 1981, by Linton N. Tibbetts and Pauline E. Tibbetts, as President and Secretary respectively of COX LUMBER CO., a Florida corporation, on behalf of the corporation.

/s/ ILLEGIBLE
Notary Public – State of Florida

My commission Expires: 3-17-84

4

STATE OF FLORIDA
SS.
COUNTY OF PINELLAS

AMENDMENT TO ARTICLES OF INCORPORATION

WHEREAS, there was issued by the Secretary of State a Charter on the 7th day of March, 1963, constituting and creating Cox Lumber & Supply Company, a corporation, under the laws of this State, with its principal place of business at 1275 Twenty-eighth Street South, St. Petersburg, Pinellas County, Florida, and that said corporation name was approved as Cox Lumber & Supply Company.

The undersigned, being all the directors and stockholders of said corporation hereby sign this written Statement manifesting their intention that the Corporate Charter heretofore issued by the State be amended in the following particulars:

That Article I be deleted and in its stead said Article be amended to read: COX LUMBER CO.

That Article VI be deleted and in its stead said Article be amended to read: 3300 Fairfield Avenue South, Pinellas County, St. Petersburg, Florida 33712.

Signed this 24 day of July, 1979.

/s/ Linton N. Tibbetts	/s/ Pauline E. Tibbetts
LINTON N. TIBBETTS, President and Director	PAULINE E. TIBBETTS, Secretary and Director

/s/ Mary L. Brandes	/s/ Donna E. Tibbetts
MARY L. BRANDES, Director	DONNA E. TIBBETTS, Director

/s/ Daniel E. Tibbetts	/s/ Robert E. Fehr
DANIEL E. TIBBETTS, Director	ROBERT E. FEHR, Director

/s/ David N. Tibbetts	/s/ Arlen Tillis
DAVID N. TIBBETTS, Director	ARLEN TILLIS, Director

PLAN OF MERGER

BETWEEN COX LUMBER & SUPPLY COMPANY,

COX LUMBER COMPANY OF ELFERS, COX LUMBER CO. OF TARPON SPRINGS,

COX LUMBER CO. OF WILDWOOD AND COX LUMBER COMPANY, INC.

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER, made and entered into this  14  day of October, 1977, by and between COX LUMBER & SUPPLY COMPANY, hereinafter sometimes called the “Surviving Corporation”, a Corporation existing under the laws of the State of Florida, and its Directors or a majority of them; and COX LUMBER COMPANY OF ELFERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD and COX LUMBER COMPANY, INC., hereinafter sometimes referred to individually and collectively as the “Constituent Corporations”, corporations existing under the laws of the State of Florida, and their Directors or a majority of them.

W I T N E S S E T H:

WHEREAS, COX LUMBER & SUPPLY COMPANY, COX LUMBER COMPANY OF ELFERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD and COX LUMBER COMPANY, INC. desire to merge pursuant to the applicable laws of the State of Florida, and

WHEREAS, COX LUMBER & SUPPLY COMPANY is duly organized and existing under the laws of the State of Florida, having been incorporated on the seventh day of March, 1963, and

WHEREAS, COX LUMBER COMPANY OF ELFERS is duly organized and existing under the laws of the State of Florida, having been incorporated on the twenty-third day of May, 1967, and

WHEREAS, COX LUMBER CO. OF TARPON SPRINGS is duly organized and existing under the laws of the State of Florida, having been incorporated on the twenty-fourth day of March, 1966, and

WHEREAS, COX LUMBER CO. OF WILDWOOD is duly organized and existing under the laws of the State of Florida, having been incorporated on the twenty-third day of August, 1966, and

WHEREAS, COX LUMBER COMPANY, INC. is duly organized and existing under the laws of the State of Florida, having been incorporated on the twenty-fourth day of April, 1961, and

WHEREAS, COX LUMBER & SUPPLY COMPANY has an authorized capital stock consisting of thirty (30) shares of no par value, of which all are now issued and outstanding, and

WHEREAS, COX LUMBER COMPANY OF ELFERS has an authorized capital stock consisting of eleven (11) shares of no par value, of which all are now issued and outstanding, and

WHEREAS, COX LUMBER CO. OF TARPON SPRINGS has an authorized capital stock consisting of one hundred (100) shares of par common stock, of which all are now issued and outstanding, and

WHEREAS, COX LUMBER COMPANY OF WILDWOOD has an authorized capital stock consisting of eleven (11) shares of no par value, of which all are now issued and outstanding, and

WHEREAS, COX LUMBER COMPANY, INC. has an authorized capital stock consisting of sixty (60) shares of no par value, of which all are now issued and outstanding, and

NOW THEREFORE, COX LUMBER COMPANY OF ELFERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD, and COX LUMBER COMPANY, INC., do hereby agree that they shall be merged with and into COX LUMBER & SUPPLY COMPANY, which shall be the Surviving Corporation and continuing Corporation, and that the terms and conditions of the Merger and the mode of carrying the same into effect shall be as hereinafter set forth:

ADDITIONAL TERMS

The parties to this Plan further agree as follows:

(a) All shares of stock, whether Class A or Class B, of COX LUMBER COMPANY OF ELFERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD and COX LUMBER COMPANY, INC. as well as currently outstanding stock of COX LUMBER & SUPPLY COMPANY will be surrendered to COX LUMBER & SUPPLY COMPANY in exchange for new shares to be issued from the Surviving Corporation -- the value of surrendered stock shall be determined on the valuation date, to wit: November 1, 1977 and shall be the basis to determine the number of shares of new stock in the Surviving Corporation, using the basis of the value of the surrendered stock at the valuation date as basis for the new shares of stock to he issued, i.e. if a surrendering shareholder’s interest represents five (5%) percent in value of the total book value of shares to be issued of the Surviving Corporation’s stock then that shareholder would be issued five (5%) percent of fifty thousand (50,000) shares (or 2,500 shares).

All authorized and outstanding common shares of COX LUMBER COMPANY OF ELFERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD and COX LUMBER COMPANY, INC., and all rights in respect thereof, shall be cancelled forthwith on the effective date of the Merger and the certificates representing such shares shall be surrendered and cancelled and new shares be issued as aforesaid.

(b) When the Merger becomes effective, all the rights, privileges and powers and franchises and all property and assets of every kind and description of COX LUMBER COMPANY OF ELFERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD, and COX LUMBER COMPANY, INC. shall be vested in and be held and enjoyed by the Surviving Corporation without further act or deed, and all of the aspects and interests of every kind of the Constituent Corporations, [UNREADABLE TEXT]

upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

COX LUMBER COMPANY OF ELFERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD and COX LUMBER COMPANY, INC. hereby agree, to the extent permitted by law, from time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments, and to take, or cause to be taken, such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to, and possession of, any property of COX LUMBER COMPANY OF ELFERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD and COX LUMBER COMPANY, INC. acquired or to be acquired by reason of or as a result of the Merger herein provided, and otherwise to carry out the intent and purposes hereof, and the proper officers and Directors of COX LUMBER COMPANY OF ELDERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD and COX LUMBER COMPANY, INC. respectively, and the proper officers and Directors of the Surviving Corporation are fully authorized, in the name of COX LUMBER COMPANY OF ELDERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD and COX LUMBER COMPANY, INC. or otherwise, to take any and all such action.

(c) This Plan of Merger shall be submitted to the stockholders of the Constituent Corporations as provided for by the applicable laws of the State of Florida, and if it is duly adopted by the requisite votes of stockholders, it shall be filed and recorded in accordance with the laws of the State of Florida. The Merger shall become effective when this Plan of Merger, after being signed and acknowledged as required by law, is filed in the office of the Secretary of State, State of Florida, and the date of November 1, 1977 shall be the effective date of this merger. Upon the Merger

(For accounting purposes only)

becoming effective, the separate existence of COX LUMBER COMPANY OF ELFERS, COX LUMBER CO. OF TARPON SPRINGS, COX LUMBER CO. OF WILDWOOD and COX LUMBER COMPANY, INC. shall cease, except as may be requisite for carrying out the purpose of this Plan of Merger or as continued by Statute.

AMENDMENTS TO ARTICLES OF INCORPORATION

OF SURVIVING CORPORATION

FIRST: The Certificate of Incorporation of the Surviving Corporation shall, on the effective date of the Merger, be and it is hereby amended so that the Articles of said Certificate shall read as follows:

ARTICLE III

Article III is amended to read as follows: The amount of total authorized stock of the Corporation shall be one hundred thousand (100,000) shares of non-par capital stock.

ARTICLE IV

Article IV is amended to read as follows: The amount of capital with which this Corporation will begin shall be an amount equal to book value of issued outstanding stock after the Merger of November, 1977 has been completed which amount shall not be less than five hundred ($500.00) dollars.

ARTICLE VI

Article VI is amended to read as follows: The principal office of this Corporation shall be 3300 Fairfield Avenue South, in the City of St. Petersburg, Pinellas County, Florida, however with the privilege of having branch offices or places of business within or without the State of Florida.

ARTICLE VII

Article VII is amended to read as follows: The business of this Corporation shall be conducted by a Board of Directors which shall consist of not less than five (5) nor more than twelve (12), as shall be from time to time designated by the By-Laws of this Corporation.

ARTICLE VIII

Article VIII is amended to read as follows:

(a)      This Corporation shall have in addition to a President, and Executive Vice-President, a First Vice-President, a Second Vice-President, a Secretary and a Treasurer.

And by adding to Article VIII as paragraph (b):

(b)      The By-Laws of COX LUMBER & SUPPLY COMPANY in force on the effective date of this Merger shall be the By-Laws of the Surviving Corporation until altered, amended or repealed.

And by adding to Article VIII as paragraph (c):

(c)      The persons who are Officers of COX LUMBER & SUPPLY COMPANY when the Merger becomes effective shall continue as such Officers of the Surviving Corporation until the Board of Directors shall otherwise determine. Other persons may be elected or appointed to other offices from time to time according to the By-Law’s of the Surviving Corporation.

ARTICLE XI

By adding as Article XI: That the Articles of Incorporation of COX LUMBER & SUPPLY COMPANY which are not inconsistent herewith or which are not specifically amended shall remain as Articles of said Corporation and are incorporated herein by reference.

COX LUMBER & SUPPLY COMPANY

By	/s/ Linton N. Tibbetts
LINTON N. TIBBETTS,
President

Attest	/s/ Pauline E. Tibbetts
PAULINE E. TIBBETTS,
Secretary

I, LINTON N. TIBBETTS, as an Officer of COX LUMBER & SUPPLY COMPANY do hereby acknowledge that the Shareholders of COX LUMBER & SUPPLY COMPANY duly approved the above Plan of Merger on October 19, 1977.

/s/ Linton N. Tibbetts
LINTON N. TIBBETTS

COX LUMBER COMPANY, INC.

By	/s/ Linton N. Tibbetts
LINTON N. TIBBETTS,
President

Attest	/s/ Pauline E. Tibbetts
PAULINE E. TIBBETTS,
Secretary

I, LINTON N. TIBBETTS, as an Officer of COX LUMBER COMPANY, INC. do hereby acknowledge that the Shareholders of COX LUMBER COMPANY, INC. duly approved the above Plan of Merger on October 18, 1977.

/s/ Linton N. Tibbetts
LINTON N. TIBBETTS

COX LUMBER COMPANY OF ELFERS

By	/s/ Linton N. Tibbetts
LINTON N. TIBBETTS,
President

Attest	/s/ Pauline E. Tibbetts
PAULINE E. TIBBETTS,
Secretary

I, LINTON N. TIBBETTS, as an Officer of COX LUMBER COMPANY OF ELFERS do hereby acknowledge that the Shareholders of COX LUMBER COMPANY OF ELFERS duly approved the above Plan of Merger on October 18, 1977.

/s/ Linton N. Tibbetts
LINTON N. TIBBETTS

COX LUMBER CO. OF TARPON SPRINGS

By	/s/ Linton N. Tibbetts
LINTON N. TIBBETTS,
President

Attest	/s/ Pauline E. Tibbetts
PAULINE E. TIBBETTS,
Secretary

I, LINTON N. TIBBETTS, as an Officer of COX LUMBER CO. OF TARPON SPRINGS do hereby acknowledge that the Shareholders of COX LUMBER CO. OF TARPON SPRINGS duly approved the above Plan of Merger on October 18, 1977.

/s/ Linton N. Tibbetts
LINTON N. TIBBETTS

COX LUMBER CO. OF WILDWOOD

By	/s/ Linton N. Tibbetts
LINTON N. TIBBETTS,
President

Attest	/s/ Pauline E. Tibbetts
PAULINE E. TIBBETTS,
Secretary

I, LINTON N. TIBBETTS, as an Officer of COX LUMBER CO. OF WILDWOOD do hereby acknowledge that the Shareholders of COX LUMBER CO. OF WILDWOOD duly approved the above Plan of Merger on October 17, 1977.

/s/ Linton N. Tibbetts
LINTON N. TIBBETTS

CERTIFICATE OF INCORPORATION

We, the undersigned, hereby associate ourselves to [illegible] for the purposes of becoming a corporation under the laws of the State of Florida, by and under the provisions of the Statutes of the State of Florida, providing for the formation, liability, rights, privileges and immunities of a Corporation for profit.

ARTICLE I.

Name of Corporation

The Name of this Corporation is COX LUMBER & SUPPLY COMPANY (hereinafter referred to as the Corporation.)

ARTICLE II.

General Nature of Business

The General Nature of the business and objects and purposes proposed to be transacted, promoted or carried on are to do any and all things hereinafter mentioned, as fully and to the same extent as natural persons might or could do, to wit:

(a)	To manufacture, purchase, or otherwise acquire and to own, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, and to invest in, trade in, deal in and with, goods, wares, merchandise, real and personal property, and services, of every class, kind, and description; except that it is not to conduct a banking, safe deposit, trust, insurance, surety, express, railroad, [illegible], telegraph, telephone or cemetery company, a building and loan association, mutual fire insurance association, cooperative association, fraternal benefit society, state fair or exposition.

ARTICLE III.

Capital Stock

The amount of the total authorized stock of the Corporation, shall be thirty (30) shares of non-par common stock.

ARTICLE IV.

Initial Capital

The amount of capital with which the Corporation shall begin business shall be not less than One Hundred Thousand ($100,000.00) Dollars.

ARTICLE V.

Corporate Existence

The Corporation shall have perpetual existence.

ARTICLE VI.

Principal Place of Business

The principal place of business of the said Corporation is to be located in Pinellas County, Florida, at 1275 Twenty-eighth Street South, in the City of St. Petersburg, County and State aforesaid, however with the privilege of having branch offices or places of business within or without the State of Florida.

ARTICLE VII.

Number of Directors

The Corporation shall have Three (3) Directors initially. The number of directors may be increased or diminished from time to time, by the by-laws adopted by the Stockholders, but never shall be less than Three (3), nor more than Seven (7).

ARTICLE VIII.

Initial Directors and Officers

The name and post office addresses of the First Board of Directors of the Corporation, and its Officers, who, subsequent to the provisions of this Certificate of Incorporation and the By-Laws and General Corporation Laws of the State of Florida, shall hold office for the first year of the Corporation’s existence, or until their successors are elected and have qualified are as follows:

1. Linton N. Tibbetts	2438 35th Street South St. Petersburg, Florida	President

2. Clyde E. Enix	Box 1587 Zephyrhills, Florida	Vice-President

3. Pauline E. Tibbetts	2438 35th Street South St. Petersburg, Florida	Secretary-Treasurer

ARTICLE IX.

Subscribers

The names and post office addresses of each subscriber to the Certificate of Incorporation are as follows:

Consideration

1. Linton N. Tibbetts 28 Shares	2438 35th Street South St. Petersburg, Florida	All assets of Linton N. Tibbetts d/b/a Cox Lumber & Supply Company, St. Petersburg, Florida

2. Pauline E. Tibbetts 1 Share	2438 35th Street South St. Petersburg, Florida	None

3. Robert G. Bamond 1 Share	2616 First Avenue South St. Petersburg, Florida	None

ARTICLE X.

Amendments

These Articles of Incorporation may be amended in the manner provided by Law. Every Amendment shall be approved by the Board of Directors, proposed by them to the Stockholders, and approved at a Stockholders meeting by a majority of the Stockholders entitled to vote thereon.

IN WITNESS OF THE FOREGOING, We have hereunto set our hands and seals this 4th day of March, A.D., 1963, for the purpose of forming this Corporation under the laws of the State of Florida, and we hereby make and file in the Office of the Secretary of State of Florida, this Certificate of Incorporation and certify that the facts herein stated are true.

/s/ Linton N. Tibbetts	(SEAL)

/s/ Pauline E. Tibbetts	(SEAL)

/s/ Robert G. Bamond	(SEAL)

State of Florida	)
SS:
County of Pinellas	)

Before me, the undersigned authority, this day personally appeared, LINTON N. TIBBETTS, PAULINE E. TIBBETTS, and ROBERT G. BAMOND, to me well known to be the individuals described in and who executed the foregoing Certificate of Incorporation and they acknowledge before me that they executed the same for the purposes therein expressed.

WITNESS my hand and official seal in the City of St. Petersburg, County and State aforesaid, this 4th day of March, A.D., 1963.

/s/ James T. Russell
Notary Public